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                                                                    EXHIBIT 4.05


                               PORTOLA PACKAGING, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN



    1. PURPOSE. The Portola Packaging, Inc. 1996 Employee Stock Purchase Plan (the "PLAN") is established to provide eligible employees of Portola Packaging, Inc., a Delaware corporation, ("PPI"), and any current or future parent or subsidiary corporations of PPI which the Board of Directors of PPI (the "BOARD") determines should be included in the Plan (PPI along with such parent or subsidiary corporation, collectively, the "COMPANY"), with an opportunity to acquire a proprietary interest in PPI by the purchase of Common Stock of PPI. (PPI and any parent or subsidiary corporation designated by the Board as a participating corporation shall be individually referred to herein as a "PARTICIPATING COMPANY.") For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended, (the "CODE").

         PPI intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

         An employee participating in the Plan may withdraw his or her accumulated payroll deductions (if any) therein at any time during an Offering Period (as defined below). Accordingly, each participating employee is, in effect, granted an option pursuant to the Plan (a "PURCHASE RIGHT") which may or may not be exercised at the end of an Offering Period and which is intended to qualify as an option described in Section 423 of the Code.

    2. ADMINISTRATION. The Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board. The Board shall have the sole and absolute discretion to determine from time to time what parent corporations and/or subsidiary corporations shall be Participating Companies. All questions of interpretation of the Plan or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all employees granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by PPI.

    3. SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be seven hundred fifty thousand (750,000) shares of PPI's Class B Common Stock, Series 1 comprised of authorized but unissued shares and/or treasury shares (the "SHARES"). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.

    4. ELIGIBILITY. Any employee of a Participating Company is eligible to participate in the Plan except the following:

         (a) employees who have not completed ninety (90) days of continuous employment with the Company as of the commencement of an Offering Period;

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 2


         (b) employees who are customarily employed by the Company for less than twenty (20) hours a week;

         (c) employees whose customary employment with the Company is for not more than five (5) months in any calendar year; and

         (d) employees who, together with any other person where stock would be attributed to such employee pursuant to Section 424(d) of the Code, own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of PPI possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of PPI within the meaning of Section 423(b)(3) of the Code.

         Notwithstanding anything herein to the contrary, any individual performing services for the Company solely through a leasing agency or employment agency shall not be deemed an "employee" of the Company.

    5.   OFFERING DATES.

         (a) OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential offerings (individually an "OFFERING") of twelve (12) months duration (an "OFFERING PERIOD"). An Offering Period shall commence on the first day of January and end on the last day of December of each year. The initial Offering Period shall commence on January 1, 1997, and end on December 31, 1997. Notwithstanding the foregoing, the Board may establish a different term for one or more Offerings and/or different commencing and/or ending dates for such Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. The first day of an Offering Period shall be the "OFFERING DATE" for such Offering Period. The last day of an Offering Period shall be the "PURCHASE DATE" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the Board shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

         (b) GOVERNMENTAL APPROVAL; STOCKHOLDER APPROVAL. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the Shares, and (ii) obtaining the approval of the Plan by the stockholders of PPI. Notwithstanding the foregoing, stockholder approval shall not be necessary in order to grant any Purchase Right on the Offering Date of the Plan's initial Offering Period; provided; however, that the exercise of any such Purchase Right shall be subject to obtaining stockholder approval of the Plan.

    6.   PARTICIPATION IN THE PLAN.

         (a) INITIAL PARTICIPATION. An eligible employee shall become a participant in the Plan (a "PARTICIPANT") on the first Offering Date after satisfying the eligibility requirement and delivering to PPI not later than the close of business on the date fourteen (14) days prior to such Offering Date (the "SUBSCRIPTION DATE") a subscription agreement indicating the employee's election to participate in the Plan and authorizing payroll deductions. An eligible employee who does not deliver a subscription agreement to PPI on or before the Subscription Date shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such eligible employee subsequently enrolls in the Plan by filing a subscription agreement with

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 3


PPI on or before the Subscription Date for such subsequent Offering Period. PPI may, from time to time, change the Subscription Date as deemed advisable by the Board in its sole discretion for proper administration of the Plan.

         (b) CONTINUED PARTICIPATION. Participating in the Plan shall continue until (i) the Participant ceases to be eligible as provided in Section 4, (ii) the Participant withdraws from the Plan pursuant to Section 11, or (iii) the Participant terminates employment as provided in Section 12. At the end of an Offering Period, each Participant in such terminating Offering Period shall automatically participate in the next Offering Period according to the same elections contained in the Participant's subscription agreement effective for the Offering Period which has just ended, provided such Participant is still eligible to participate in the Plan as provided in Section 4. However, a Participant may file a subscription agreement with respect to such subsequent Offering Period on or before the applicable Subscription Date if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

    7. RIGHTS TO PURCHASE SHARES. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by PPI to such employee of a Purchase Right to purchase on the Purchase Date up to the number of whole Shares determined by dividing the amount accumulated in such employee's payroll deduction account during such Offering Period by the Offering Exercise Price (as defined in Section 8 below); provided, however, that the number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of Shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Offering Period, or (b) the maximum number of Shares set by the Board pursuant to Section 10(b) below with respect to the applicable Offering Period. Fair market value of a Share shall be determined as provided in Section 8 hereof.

    8. PURCHASE PRICE. The purchase price at which Shares may be acquired at the end of an Offering pursuant to the exercise of a Purchase Right granted under the Plan (the "OFFERING EXERCISE PRICE") shall be eighty-five percent (85%) of the lesser of (a) the fair market value of the Shares on the Offering Date of such Offering Period or (b) the fair market value of the Shares on the Purchase Date of such Offering Period.

         For purposes of the Plan the term "FAIR MARKET VALUE" of a Share on a given date shall mean the fair market value of a share of PPI's Class B Common Stock, Series 1 as determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Class B Common Stock, Series 1 the fair market value per share shall be the average of the closing bid and asked prices of the Class B Common Stock, Series 1 on the last trading day prior to the date of determination, as reported in THE WALL STREET JOURNAL (or if not so reported, as otherwise reported by the Nasdaq Stock Market), or, in the event the Class B Common Stock, Series 1 is listed on a stock exchange or on the Nasdaq National Market, the fair market value per share shall be the closing price on the exchange or on the Nasdaq National Market on that last trading date prior to the date of determination as reported in THE WALL STREET JOURNAL. For purposes of this Section 8, a "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended) or
(ii) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

    9. PAYMENT OF PURCHASE PRICE. Shares which are acquired pursuant to the exercise of a Purchase Right for a given Offering Period may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period. For purposes of the Plan, a Participant's "COMPENSATION" with respect to an Offering shall include only amounts paid as base salary and shall exclude, without limitation, commissions, bonuses, overtime, reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 4


Plan or any other stock purchase or stock option plan; provided however, that for purposes of determining a Participant's Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if such Participant did not make such election. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.

         (a) ELECTION TO DECREASE WITHHOLDING. During an Offering Period, a Participant may elect to decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with PPI on or before the Change Notice Date. The "CHANGE NOTICE DATE" shall initially be the fourteenth (14th) day prior to the end of the first pay period for which such election is to be effective; however, the Board may change such Change Notice Date from time to time. A Participant may not elect to increase the amount withheld from the Participant's Compensation during an Offering Period.

         (b) LIMITATIONS ON PAYROLL WITHHOLDING. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be in one percent (1%) increments and not exceed ten percent (10%) of the Participant's Compensation for such pay period. The foregoing maximum amount to be withheld shall be reduced by any amounts contributed by the Participant and applied to the purchase of PPI stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code.

         (c) PAYROLL DEDUCTION. Payroll deductions shall commence on the first payday following the Offering Date and shall continue until the last payday occurring on or before the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

         (d) PARTICIPANT ACCOUNTS. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of PPI. All payroll deductions received or held by PPI may be used by PPI, for any corporate purpose.

         (e) NO INTEREST PAID. Interest shall not be paid on sums withheld from a Participant's Compensation.

         (f) EXERCISE OF PURCHASE RIGHT. On the Purchase Date of an Offering Period and subject to the limitations set forth in Section 10 hereof, each Participant who has not withdrawn from the Offering and whose participation in the Offering has not terminated on or before such Purchase Date shall acquire pursuant to automatic exercise of the Participant's Purchase Right the number of whole Shares arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Offering Period by the Offering Exercise Price. No Shares shall be purchased on behalf of a Participant whose participation in the Offering or the Plan has terminated on or before the date of such exercise.

         (g) RETURN OF CASH BALANCE. Any cash balance remaining in the Participant's account after the exercise of Purchase Rights for an Offering Period shall be refunded to the Participant as soon as practical after the Purchase Date of such Offering Period; provided, however, that any amount remaining in such Participant's account on a Purchase Date which is less than the amount necessary to purchase a full Share shall be carried forward, without interest, and applied toward the purchase of Shares in the subsequent Offering Period.

         (h) TAXES. At the time the Purchase Right is exercised, or at the time some or all of the Shares are disposed of, the Participant shall make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise upon exercise of the Purchase Right and/or upon disposition of

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 5


Shares. The Participating Company may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary to meet such withholding obligations.

         (i) PARTICIPATING COMPANY ESTABLISHED PROCEDURES. The Board may, from time to time, establish or change (i) a minimum required withholding amount for participation in any Offering, (ii) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. Dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in PPI's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of the Shares is determined for the purposes of the administration of the Plan, (vi) a procedure(s) for administering purchases of a small number of Shares by issuing uncertificated Shares and/or holding Shares in escrows pending sale of the Shares and/or accumulation of a minimum number of Shares, and/or
(vii) such other limitations or procedures as deemed advisable by the Board in the Board's sole discretion which are consistent with the Plan.

    10.  LIMITATIONS ON PURCHASE OF SHARES; RIGHTS AS A STOCKHOLDER.

         (a) FAIR MARKET VALUE LIMITATION. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan at a rate which exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Participant participates in the Plan.

         (b) ALLOCATION OF SHARES. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Board shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable.

         (c) RIGHTS AS A STOCKHOLDER AND EMPLOYEE. A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Purchase Right.
No adjustment shall be made for cash dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Participant's employment at any time. Participants in the Plan shall be provided annual financial statements of the Company.

    11.  WITHDRAWAL.

         (a) WITHDRAWAL FROM AN OFFERING. A Participant may withdraw from an Offering by signing a written notice of withdrawal on a form provided by PPI for such purpose and delivering such notice to PPI at least fourteen (14) days prior to the end of an Offering Period. Unless otherwise indicated by the Participant, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. A Participant is prohibited from again participating in an Offering upon withdrawal from such Offering. Upon withdrawal from an Offering, the accumulated payroll deductions shall be refunded to the withdrawn Participant without interest; provided, however that if the amount remaining in such Participant's account upon withdrawal from an Offering is less than the amount necessary to purchase a full Share, such amount shall be carried forward, without interest, and applied toward the purchase of Shares in the subsequent Offering Period.

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 6


         (b) WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by PPI for such purpose and delivering such notice to PPI at least fourteen (14) days prior to the end of an Offering Period. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by again satisfying the requirements of Section 6. Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in the Plan shall terminate.

         (c) PARTICIPANTS SUBJECT TO SECTION 16(b). Notwithstanding the provisions of Subsections 11(a) and 11(b), a Participant subject to the provisions of Section 16(b) of the Exchange Act who withdraws from an Offering or the Plan will first become eligible to resume participation in the Plan with the first Offering that commences at least six (6) months after the end of the Offering from which the Participant withdrew pursuant to Subsections 11(a) or 11(b).

    12.  TERMINATION OF EMPLOYMENT.

         (a) DUE TO DEATH OR DISABILITY. Termination of a Participant's employment with the Company on account of either death or disability shall terminate the Participant's participation in the Plan following the earlier to occur of:

         (i) the end of the Offering Period in which the Participant's death or disability occurs, or

         (ii) the date that the federal income tax consequences of an exercise of the Purchase Right will no longer be governed by Section 421(a) and Section 423(a) of the Code.

              In the event of termination of a Participant's employment on account of the Participant's death, the Participant's legal representative shall have the right to withdraw from the Plan according to the terms of Section 11 prior to the time the deceased Participant's participation in the Plan terminates. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

         (b) NOT DUE TO DEATH OR DISABILITY. Termination of a Participant's employment with the Company for any reason other than death or disability, including the failure of a Participant to remain an employee eligible to participate in the Plan, shall terminate the Participant's participation in the Plan upon such termination of employment. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 4 and 6.

    13. TRANSFER OF CONTROL. A "TRANSFER OF CONTROL" shall be deemed to have occurred in the event any of the following occurs with respect to PPI:

         (a) the direct or indirect sale or exchange by the stockholders of PPI of all or substantially all of the stock of PPI where the stockholders of PPI before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of PPI or its ultimate parent after such sale or exchange;

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1996 Employee Stock Purchase Plan
Page 7


         (b) a merger in which the stockholders of PPI before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of PPI or its ultimate parent after such sale or exchange; or

         (c) the sale, exchange, or transfer of all or substantially all of PPI's assets (other than a sale, exchange, or transfer to one (1) or more corporations where the stockholders of PPI before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred or its ultimate parent after such sale or exchange).

         In the event of a Transfer of Control, the Board, in its sole discretion, shall either (i) provide that Purchase Rights granted under the Plan shall be fully exercisable to the extent of each Participant's account balance for the Offering Period as of a date prior to the Transfer of Control, as the Board so determines or (ii) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation assume PPI's rights and obligations under the Plan. All Purchase Rights shall terminate effective as of the date of the Transfer of Control to the extent that the Purchase Right is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

    14. CAPITAL CHANGES. In the event of changes in the stock of PPI due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in PPI's capitalization, or in the event of any merger, sale or other reorganization, including, without limitation, the acquisition of PPI (whether or not such acquisition constitutes a Transfer of Control), appropriate adjustments shall be made by PPI in the Plan's share reserve, the number of Shares subject to a Purchase Right and in the purchase price per share, including, without limitation, the number of Shares subject to a Purchase Right as set forth in Section 7. Such adjustment shall be made by the Board, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by PPI of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares. If the change in PPI's stock occurs as a result of the acquisition of PPI, the Board may substitute the acquiring company's stock for the stock of PPI in applying the provisions of this Section 14.

    15. NON-TRANSFERABILITY. A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

    16. REPORTS. Each Participant for whom a Purchase Right was exercised for an Offering Period shall receive as soon as practical after the Purchase Date of such Offering Period, a report of such Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to Section 9(g), if any.

    17. PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued or until January 1, 2007, whichever shall first occur.

    18. RESTRICTION ON ISSUANCE OF SHARES. The issuance of shares pursuant to the Purchase Right shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. No Purchase Right may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase

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1996 Employee Stock Purchase Plan
Page 8


Right, or (ii) in the opinion of legal counsel to PPI, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. As a condition to the exercise of the Purchase Right, PPI may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by PPI.

    19.  RIGHT OF FIRST REFUSAL.

         (a) RIGHT OF FIRST REFUSAL. In the event the Participant proposes to sell, pledge or otherwise transfer any Shares (the "TRANSFER SHARES") to any person or entity, including, without limitation, any stockholder of PPI, PPI shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this Section 19 (the "RIGHT OF FIRST REFUSAL").

         (b) NOTICE OF PROPOSED TRANSFER. Prior to any proposed transfer of the Transfer Shares, the Participant shall give a written notice (the "TRANSFER NOTICE") to PPI describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "PROPOSED TRANSFEREE"), and if the transfer is voluntary, the proposed transfer price. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares as determined by the Board in good faith. In the event the Participant proposes to transfer any Shares to more than one Proposed Transferee, the Participant shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Participant and the Proposed Transferee and must constitute a binding commitment of the Participant and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

         (c) BONA FIDE TRANSFER. Within ten (10) days after receipt of the Transfer Notice, PPI shall determine the bona fide nature of the proposed voluntary transfer and give the Participant written notice of PPI's determination. If the proposed transfer is deemed not to be BONA FIDE, the Participant shall be responsible for providing additional information to PPI to show the bona fide nature of the proposed transfer. PPI shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to PPI) that the Transfer Notice fully and accurately sets forth all of the terms and conditions of the proposed transfer, including, without limitation, assurance that the Transfer Notice fully and accurately sets forth the consideration actually paid for the Transfer Shares and all transactions, directly or indirectly, between the parties which may have affected the price the Proposed Transferee was willing to pay for the Transfer Shares.

         (d) EXERCISE OF THE RIGHT OF FIRST REFUSAL. In the event the proposed transfer is deemed to be bona fide, PPI shall have the right to purchase all, but not less than all, of the Transfer Shares at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Participant of a notice of exercise of the Right of First Refusal within thirty
(30) days after the date the Transfer Notice is delivered to PPI or ten (10) days after PPI has approved the proposed transfer as bona fide, whichever is later. PPI's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect PPI's ability to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Participant or issued by a person other than the Participant with respect to a proposed transfer to the same Proposed Transferee. If PPI exercises the Right of First Refusal, PPI and the Participant shall thereupon consummate the sale of the Transfer Shares to PPI on the terms set forth in the Transfer Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, PPI shall have the option of paying for the Transfer Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by PPI. For purposes of the foregoing, cancellation of any

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Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 9


indebtedness from the Participant to PPI shall be treated as payment to the Participant in cash to the extent of the unpaid principal and any accrued interest canceled.

         (e) FAILURE TO EXERCISE RIGHT OF FIRST REFUSAL. If PPI fails to exercise the Right of First Refusal in full within the period specified in
Section 19(d) above, the Participant may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than one hundred twenty
(120) days following delivery to PPI of the Transfer Notice. PPI shall have the right to demand further assurances from the Participant and the Proposed Transferee (in a form satisfactory to PPI) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of PPI until PPI has received such assurances, if so demanded, and has approved the proposed transfer as bona fide, pursuant to Section 19(c) above. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Participant, shall again be subject to the Right of First Refusal and shall require compliance by the Participant with the procedure described in this Section 19.

         (f) TRANSFEREES OF THE TRANSFER SHARES. All transferees of the Transfer Shares or any interest therein, other than PPI, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to PPI) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this Section 19 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Purchase Right shall be void unless the provisions of this Section 19 are met.

         (g) TRANSFERS NOT SUBJECT TO THE RIGHT OF FIRST REFUSAL. The Right of First Refusal shall not apply to any transfer or exchange of the Shares if such transfer is in connection with an Ownership Change. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to PPI:

         (i) the direct or indirect sale or exchange by the stockholders of PPI of all or substantially all of the stock of PPI;

         (ii)  a merger in which PPI is a party; or

         (iii) the sale, exchange, or transfer of all or substantially all of PPI's assets (other than a sale, exchange, or transfer to one or more corporations where the stockholders of PPI before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

         (h) ASSIGNMENT OF THE RIGHT OF FIRST REFUSAL. PPI shall have the right to assign the Right of First Refusal at any time, whether or not the Participant has attempted a transfer, to one or more persons as may be selected by PPI.

         (i) EARLY TERMINATION OF THE RIGHT OF FIRST REFUSAL. The other provisions of this Section 19 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect upon (i) the occurrence of a Transfer of Control as defined in Section 13, unless the surviving, continuing, successor, or purchasing corporation, as the case may be, assumes PPI's rights and obligations under the Plan, or (ii) the existence of a public market for the class of Shares subject to the Right of First Refusal. For purposes of this
Section 19(i), "public market" shall have the meaning set forth in Section 8 of this Plan.

Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 10


    20. STOCK DIVIDENDS SUBJECT TO RIGHT OF FIRST REFUSAL. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of PPI, then in such event any and all new substituted or additional securities to which the Participant is entitled by reason of the Participant's ownership of the Shares acquired upon exercise of the Purchase Right shall be immediately subject to the Right of First Refusal with the same force and effect as the Shares subject to the Right of First Refusal immediately before such event.

    21.  ESCROW.

         (a) ESTABLISHMENT OF ESCROW. To insure Shares subject to the Right of First Refusal will be available for repurchase and/or to ease the administrative burden of issuing certificates for a small number of Shares, PPI may require the Participant to deposit the certificates evidencing the Shares which the Participant purchases upon exercise of the Purchase Right with PPI or with an escrow agent designated by PPI under the terms and conditions of an escrow agreement approved by PPI. If PPI does not require such deposit as a condition of exercise of the Purchase Right, PPI reserves the right at any time to require the Participant to so deposit the certificates in escrow. PPI shall bear the expenses of the escrow.

         (b) DELIVERY OF SHARES TO PARTICIPANT. As soon as practicable after the expiration of the Right of First Refusal and either the Participant has accumulated the minimum number of Shares to demand a certificate or the Participant desires to sell the Shares, the escrow agent shall deliver to the Participant the Shares no longer subject to such restriction.

         (c) NOTICES AND PAYMENTS. In the event the Shares held in escrow are subject to PPI's exercise of the Right of First Refusal, the notices required to be given to the Participant shall be given to the escrow agent and any payment required to be given to the Participant shall be given to the escrow agent. Within thirty (30) days after payment by PPI, the escrow agent shall deliver the Shares which PPI has purchased to PPI and shall deliver the payment received from PPI to the Participant.

    22. LEGENDS. PPI may at any time place legends or other identifying symbols referencing the Right of First Refusal set forth in Section 19 and any applicable federal and/or state securities restrictions and any provision convenient in the administration of the Plan on some or all of the certificates representing Shares issued under the Plan. The Participant shall, at the request of PPI, promptly present to PPI any and all certificates representing Shares acquired pursuant to a Purchase Right in the possession of the Participant in order to effectuate the provisions of this Section. Unless otherwise specified by PPI, legends placed on such certificates may include but shall not be limited to the following:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN THE 1996 EMPLOYEE STOCK PURCHASE PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

    23. TRANSFER RESTRICTIONS. The Board, in its absolute discretion, may impose such restrictions on the transferability of the Shares purchasable upon the exercise of a Purchase Right as it deems appropriate and any such restriction shall be set forth in the respective subscription agreement and may be referred to on the certificates evidencing such Shares.

    24. AMENDMENT OR TERMINATION OF THE PLAN. The Board may at any time amend or terminate the Plan, except that (i) such termination shall not affect Purchase Rights previously granted under the Plan except

Portola Packaging, Inc.
1996 Employee Stock Purchase Plan
Page 11


as permitted by the Plan, and (ii) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code). In addition, an amendment to the Plan must be approved by the stockholders of PPI, within the meaning of Section 423 of the Code, within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as a corporation the employees of which are eligible to participate in the Plan.

    IN WITNESS WHEREOF, the undersigned Secretary of Portola Packaging, Inc. certifies that the foregoing Portola Packaging, Inc. 1996 Employee Stock Purchase Plan was duly adopted by the Board of Directors of Portola Packaging, Inc. on the 20th day of May, 1996.

                               PORTOLA PACKAGING, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN
                                SUBSCRIPTION AGREEMENT


Original Application
Change in Amount of Payroll Deductions

    I hereby elect to participate in the Portola Packaging, Inc. 1996 Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN") of Portola Packaging, Inc. (the "COMPANY") and subscribe to purchase shares of the Company's Class B Common Stock, Series 1 (the "SHARES") as determined in accordance with the terms of the Stock Purchase Plan.

    I hereby authorize payroll deductions in the amount of _____% of my Compensation (as defined in the Stock Purchase Plan) from each paycheck throughout the Offering Period (as defined in the Stock Purchase Plan) in accordance with the terms of the Stock Purchase Plan. (The amount deducted each pay period must be in 1% increments and must be at least 1% and no more than 10% of compensation.) I understand that these payroll deductions will be accumulated for the purchase of Shares at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, Shares will be purchased for me automatically on the last day of the Offering Period unless I withdraw from the Stock Purchase Plan or from the Offering Period by giving written notice to the Company or unless I terminate employment.

    I understand that I will automatically participate in each subsequent Offering Period under the Stock Purchase Plan until such time as I file with the Company a notice of withdrawal from the Stock Purchase Plan (or any such subsequent Offering Period) on such form as may be established from time to time by the Company or I terminate employment.

    Shares purchased for me under the Stock Purchase Plan should be issued in the name set forth below. (I understand that Shares may be issued either in my name alone or together with my spouse as community property or in joint tenancy.)

NAME:
              -------------------------

ADDRESS:
              -------------------------

              -------------------------

MY SOCIAL SECURITY NUMBER:
                             ---------------

I am familiar with the terms and provisions of the Stock Purchase Plan, including, without limitation, the Right of First Refusal set forth in Section 19 of the Stock Purchase Plan, and hereby agree to participate in the Stock Purchase Plan subject to all of the terms and provisions thereof. I understand that the Board reserves the right to amend the Stock Purchase Plan and my right to purchase Shares under the Stock Purchase Plan as may be necessary to qualify the Plan as an employee stock purchase plan as defined in Section 423 of the Internal Revenue Code of 1986, as amended. I understand that the effectiveness of this subscription agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.



Date:                             Signature:
      ------------------                         -----------------------------

                               PORTOLA PACKAGING, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN
                                 NOTICE OF WITHDRAWAL


    I hereby elect to withdraw from the current offering (the "OFFERING") of the Class B Common Stock, Series 1 (the "COMMON STOCK") of Portola Packaging, Inc. (the "COMPANY") under the Portola Packaging, Inc. 1996 Employee Stock Purchase Plan (the "STOCK PURCHASE PLAN"), and hereby request that all payroll deductions credited to my account under the Stock Purchase Plan with respect to the Offering (if any), and not previously used to purchase shares of Common Stock of the Company under the Stock Purchase Plan, be paid to me as soon as is practical. I understand that this Notice of Withdrawal automatically terminates my interest in the Offering.

    As to participation in future offerings of stock under the Stock Purchase Plan, I elect as follows:

/ / I elect to participate in future offerings under the Stock Purchase Plan.

    I understand that by making the election set forth above I will automatically participate in subsequent offerings under the Stock Purchase Plan until such time as I file with the Company a notice of withdrawal from the Stock Purchase Plan or any subsequent offering on such form as may be established from time to time by the Company or I terminate employment. (Participants subject to Section 16(b) of the Securities Exchange Act of 1934 should contact the Director of Human Resources regarding the effective date of resuming participation.)

/ / I elect NOT to participate in future offerings under the Stock Purchase
    Plan.

    I understand that by making the election set forth above I terminate my interest in the Stock Purchase Plan and that no further payroll deductions will be made unless I elect in accordance with the Stock Purchase Plan to become a participant in another offering under the Stock Purchase Plan.

    I understand that if no election is made as to participation in future offerings under the Stock Purchase Plan, I will be deemed to have elected to participate in such future offerings.



Date:                             Signature:
      ------------------                         -----------------------------

                                  EXECUTIVE SUMMARY
                                        OF THE
                               PORTOLA PACKAGING, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN


    Below is a summary of the provisions included in the 1996 Employee Stock Purchase Plan (the "PLAN") which has been prepared for Portola Packaging, Inc. (the "COMPANY"):

    1. The Plan is designed to be a plan meeting the requirements of Section 423 of the Internal Revenue Code of 1986, as amended.

    2. The Plan will be implemented through consecutive offerings of twelve months duration commencing on January 1 of each year (the "OFFERING PERIODS");

    3. The maximum number of shares to be issued under the Plan will be 750,000 shares of Class B Common Stock, Series 1.

    4. Participation will be available to all employees of the Company (other than certain part-time and seasonal employees and the large stockholders described in Section 12 hereof) who have been with the Company at least ninety
(90) days prior to the commencement of an offering. Eligible employees must file a subscription agreement with the payroll office at least 14 days prior to the beginning of an Offering Period in order to initially participate in the Plan.

    5. The employees will participate in the Plan only through payroll withholding. At the employee's election, from 1% to 10% of the employee's compensation for the payroll period will be withheld. Although the employee can increase or decrease the rate of withholding with each new Offering Period, the rate must remain within the 1% to 10% parameters for each Offering Period. Within an Offering Period the employee may only decrease the withholding.

    6. If the Company has more than one Section 423 plan (if, for example, the Company acquires another company which also has a Section 423 plan), the employee's contributions to the Plan will be reduced by any amount contributed to the other plan. This requirement prevents the employee from "double dipping" by participating in more than one plan in excess of the limitations imposed by the plans.

    7. In the event of a transfer of control of the Company, the outstanding options will become immediately exercisable unless they are assumed by the successor corporation. (The Board of Directors will have the ability to make all outstanding options immediately exercisable and then terminate the Plan if the acquiring corporation does not want to assume the Plan.)

    8. The price at which employees will purchase shares will be 85% of the lesser of (a) the fair market value of the stock at the beginning of the Offering Period (January 1 of the applicable year) or (b) the fair market of the stock at the end of the Offering Period (December 31 of the applicable year).

    9. Under the terms of the Plan, no employee will be entitled to purchase shares at a rate which exceeds $25,000 in fair market value for each calendar year in which the employee participates in the Plan.

    10. The Plan will be submitted to the stockholders of the Company for their approval within 12 months of its adoption. If the stockholders do not approve the Plan, it will be terminated and outstanding options granted under the Plan will not be exercisable.

Executive Summary of the
 Portola Packaging, Inc.
 1996 Employee Stock Purchase Plan
Page 2


    11. The Plan initially will cover only employees of the Company and its current subsidiaries. Since the tax advantages of the Plan may be lost to employees of foreign subsidiaries and/or acquired corporations may have their own plans, the Board of Directors will have the discretion to include or exclude employees of any future subsidiary corporations.

    12. Employees owning 5% or more of the total combined voting power of all classes of stock of the Company will be excluded from participation. (Both outright ownership and shares held subject to options are included in performing the 5% test.)

    13. The Plan does not pay interest to the employees on the amounts withheld.

    14. The Plan authorizes the Company to adopt a program for uncertificated shares or to hold shares in escrow for administrative convenience.